SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 21, 2005

                   Universal Stainless & Alloy Products, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                     000-25032                   25-1724540
 ----------------------------       --------------         ---------------------
 (State or other jurisdiction       (Commission            (IRS Employer
 of incorporation)                  File Number)           Identification No.)


                600 Mayer Street, Bridgeville, Pennsylvania        15017
     ---------------------------------------------------------   -------------
               (Address of principal executive offices)          (Zip code)

       Registrant's telephone number, including area code: (412) 257-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

/  /    Written communications pursuant to Rule 425 under the Securities Act (17
        CFR 230.425)
/  /    Soliciting  material pursuant to Rule 14a-12 under the Exchange Act  (17
        CFR  240.14a-12)
/  /    Pre-commencemen  communications  pursuant  to  Rule 14d-2(b)  under  the
        Exchange  Act (17 CFR  240.14d-2(b))
/  /    Pre-commencement  communications  pursuant   to   Rule   13e-4(c)  under
        the  Exchange  Act  (17 CFR 240.13e-4(c))

Item 2.02.        Results of Operations and Financial Condition.

              On April 21, 2005, Universal Stainless and Alloy Products, Inc. issued a press release regarding its earnings for the first quarter ended March 31, 2005. A copy of the press release is attached hereto.

              The information in this Current Report on Form 8-K, including the attached press release, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.


                           By:   /s/ Richard M. Ubinger
                                 -----------------------------------------------
                                 Vice President of Finance,
                                 Chief Financial Officer and Treasurer

Dated:  April 21, 2005

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]
                   UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
               600 Mayer Street o Bridgeville, Pennsylvania 15017

                                 CONTACTS: Richard M. Ubinger
                                           Vice President of Finance,
                                           Chief Financial Officer and Treasurer
                                           (412) 257-7606
FOR IMMEDIATE RELEASE
                                           Comm-Partners LLC
                                           June Filingeri
                                           (203) 972-0186


           UNIVERSAL STAINLESS REPORTS FIRST QUARTER 2005 EPS OF $0.45
                         ON RECORD SALES OF $43 MILLION
                         - BACKLOG CONTINUES TO GROW -
                  - DUNKIRK REGISTERS ANOTHER RECORD QUARTER -

         BRIDGEVILLE, PA, April 21, 2005 -- Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) today reported record sales of $43.0 million for the first quarter of 2005 and net income of $2.9 million, or $0.45 per diluted share. This compares with sales of $21.3 million and net income of $227,000 or $0.04 per diluted share reported in the first quarter of 2004.

         The 2005 first quarter results exceeded the Company's forecast of sales in the range of $35 to $40 million and diluted EPS of $0.35 to $0.40.

          Commenting on the results, President and CEO Mac McAninch stated: "Our record first quarter sales were driven by the strength of our niche markets and by our investment in manufacturing capacity to respond to the continuing needs of our customers. Sales to our aerospace, petrochemical, power generation and tool steel markets rose 20%, 5%, 56% and 2% respectively, over the strong fourth quarter. Demand from those markets remains strong as reflected in our backlog, which has reached a record $88 million, and is comprised mainly of the remelted steel grades used by those markets. With our new capital equipment fully operational and improved process scheduling in place, we achieved an 11% increase in tons shipped over the prior quarter."

         Mr. McAninch continued: "Sales at our Dunkirk facility reached a record $13.7 million and generated a record 14% operating margin. Capacity and process improvements in our Bridgeville and Titusville facilities enabled us to significantly increase the production of reroll billet feedstock shipped to Dunkirk, which is essential to Dunkirk's growth. Our customers have rewarded our progress in Dunkirk by placing a record $16 million in new orders during the 2005 first quarter."

USAP REPORTS RECORD SALES                                             - PAGE 2 -

         Mr. McAninch added: "The increased first quarter volume company-wide, combined with the continuation of our cost recovery pricing initiatives, led to a 32% sequential improvement in operating income. Although some raw material costs have moderated, they remain volatile. Our surcharge pricing mechanism is in place to protect both our company and our customers as the year progresses. In 2005, we plan to judiciously implement additional base price increases necessary to offset higher manufacturing and energy costs and to support our capital investment program as we continue to focus on improving customer satisfaction."

         Mr. McAninch concluded: "We had a very good start to 2005 due to strong market demand, hard-earned improvements in our operating processes, and the payback from our capital investment and price recovery initiatives. Our niche markets of aerospace, power generation and petrochemical, upon which we have built this Company, are showing positive growth trends for the balance of this year and beyond. We will continue to focus on better serving our customers during this period of high demand, while remaining focused on improving our efficiency."

SEGMENT REVIEW
--------------
         In the first quarter of 2005, the Universal Stainless & Alloy Products segment had sales of $38.4 million and operating income of $2.7 million. First quarter results include the write-off of $342,000 of fixed assets in Bridgeville mainly for flat bar processing equipment resulting from the Company's decision to move all of its small flat bar production to the Dunkirk facility. This compares with sales of $18.8 million and operating income of $401,000 in the first quarter of 2004 and sales of $32.7 million and operating income of $2.3 million in the fourth quarter of 2004.

         The doubling in sales compared with the 2004 first quarter reflected continued substantial growth in all customer categories. First quarter 2005 sales increased 17% over the prior quarter and operating income increased 17%, although a bad debt charge of $282,000 in the prior quarter lowered operating income for that period. A total of $110,000 of that debt was repaid in the first quarter and the reserve for it was reduced accordingly.

         The Dunkirk Specialty Steel segment reported sales of $13.7 million and operating income of $1.9 million, which included a $184,000 write-off of an office building that was part of the original purchase of the Dunkirk assets from New York JDA. Efforts to sell the building have not materialized and there are no prospective buyers pursuing a purchase at this time. These results compare with sales of $6.7 million and operating income of $34,000 in the first quarter of 2004 and sales of $10.5 million and operating income of $1.2 million in the prior quarter.

USAP REPORTS RECORD SALES                                             - PAGE 3 -

Dunkirk's sales also doubled and its operating income dramatically improved over the first quarter of 2004. The 31% increase in first quarter sales over the prior quarter reflects a 24% increase in sales to services centers and a 73% increase in sales to wire redrawers. Operating income improved 50% over the prior quarter due to the higher sales volume and the benefit of increased selling prices and surcharges to offset higher material costs.

BUSINESS OUTLOOK
----------------

The following statements are based on the Company's current expectations. These statements are forward-looking, and actual results may differ materially.

         The Company estimates that second quarter 2005 sales will range from $40 to $45 million and that diluted EPS will range from $0.40 to $0.45. This compares with sales of $29.0 million and diluted EPS of $0.25 in the second quarter of 2004.

         The following factors were considered in developing these estimates:

o The Company's total backlog at March 31, 2005 approximated $88 million compared to $72 million at December 31, 2004 reflecting continued strength of the Company's niche markets - namely aerospace, power generation and petrochemical. However, the increase in backlog is substantially comprised of remelted steel products that will not ship until the 2005 third quarter and beyond due to remelt requirements.
o Tool steel sales are expected to remain ahead of last year as continued strength in the industrial manufacturing sector is expected to partially offset lower automotive production.
o The implementation of recent price increases was designed to allow the Company to offset continuing manufacturing cost increases as well as support future capital improvements designed to increase production levels and efficiency.
o Sales from the Dunkirk Specialty Steel segment are expected to approximate $14 million as service center demand remains strong and the Company expects to continue to add redrawer and end user customers.

USAP REPORTS RECORD SALES                                             - PAGE 4 -

WEBCAST
-------
         A simultaneous Webcast of the Company's conference call discussing the first quarter of 2005 and the second quarter outlook, scheduled at 10:00 a.m. (Eastern) today, will be available on the Company's website at www.univstainless.com, and thereafter archived on the website. A telephone replay of the conference call will be available beginning at 12:00 noon (Eastern) today and continuing through April 28th. It can be accessed by dialing 706-645-9291, passcode 5386838. This is a toll call.

ABOUT UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
------------------------------------------------

         Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, Pa., manufactures and markets a broad line of semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company's products are sold to original equipment manufacturers, service centers, forgers, rerollers and wire redrawers.

FORWARD-LOOKING INFORMATION SAFE HARBOR
---------------------------------------

EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE STATEMENTS IN THIS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT ARE MADE PURSUANT TO THE "SAFE HARBOR" PROVISION OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM FORECASTED RESULTS. THOSE RISKS INCLUDE, AMONG OTHERS, RISKS ASSOCIATED WITH THE RECEIPT, PRICING AND TIMING OF FUTURE CUSTOMER ORDERS, RISKS ASSOCIATED WITH SIGNIFICANT FLUCTUATIONS THAT MAY OCCUR IN RAW MATERIAL AND ENERGY PRICES, RISKS ASSOCIATED WITH THE MANUFACTURING PROCESS AND PRODUCTION YIELDS, RISKS RELATED TO PROPERTY, PLANT AND EQUIPMENT AND RISKS RELATED TO THE ULTIMATE OUTCOME OF THE COMPANY'S CURRENT AND FUTURE LITIGATION AND REGULATORY MATTERS. CERTAIN OF THESE RISKS AND OTHER RISKS ARE DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) OVER THE LAST 12
MONTHS, COPIES OF WHICH ARE AVAILABLE FROM THE SEC OR MAY BE OBTAINED UPON REQUEST FROM THE COMPANY.

                           - FINANCIAL TABLES FOLLOW -

                   UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
                              FINANCIAL HIGHLIGHTS
              (Dollars in thousands, except per share information)
                                   (Unaudited)

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                  For the Quarter Ended
                                                         March 31,
                                                  2005           2004
                                                  ----           ----
NET SALES
Stainless steel                            $    33,619     $   16,168
Tool steel                                       6,017          3,166
High-strength low alloy steel                    1,122            861
High-temperature alloy steel                     1,025            709
Conversion services                              1,114            332
Other                                              122             71
                                                ------        --------
Total net sales                                 43,019         21,307
Cost of products sold                           36,410         19,344
Selling and administrative expenses              1,907          1,528
                                                -------        --------
Operating income                                 4,702            435
Interest expense                                  (172)           (88)
Other income                                        60              8
                                                -------        --------
Income before taxes                              4,590            355
Income tax provision                             1,652            128
                                                -------        --------
Net income                                 $     2,938    $       227
                                                =======        ========

Earnings per share - Basic                 $      0.46    $      0.04
                                                =======        ========
Earnings per share - Diluted               $      0.45    $      0.04
                                                =======        ========


Weighted average shares of
Common Stock outstanding
    Basic                                    6,350,547      6,296,053
    Diluted                                  6,468,475      6,336,034

--------------------------------------------------------------------------------

                           MARKET SEGMENT INFORMATION
                                               For the Quarter Ended
                                                       March 31,
                                                  2005           2004
                                                  ----           ----
NET SALES
Service centers                            $    18,307     $     9,906
Rerollers                                       12,028           4,070
Forgers                                          6,263           3,816
Wire redrawers                                   2,872           1,196
Original equipment manufacturers                 2,324           1,934
Conversion services                              1,114             332
Other                                              111              53
                                                -------        --------

Total net sales                            $    43,019     $    21,307
                                                =======        ========

Tons shipped                                    15,230           9,087
                                                =======        ========

                            BUSINESS SEGMENT RESULTS

UNIVERSAL STAINLESS & ALLOY PRODUCTS SEGMENT

                                                For the Quarter Ended
                                                       March 31,
                                                  2005           2004
                                                  ----           ----
NET SALES
Stainless steel                            $    21,777     $   10,720
Tool steel                                       5,907          3,080
High-strength low alloy steel                      393            413
High-temperature alloy steel                     1,025            549
Conversion services                                951            249
Other                                              117             46
                                                -------        -------
                                                30,170         15,057
Intersegment                                     8,255          3,788
                                                -------        -------
Total net sales                                 38,425         18,845
Material cost of sales                          19,826          7,602
Operation cost of sales                         14,779          9,811
Selling and administrative expenses              1,141          1,031
                                                -------        -------
Operating income                           $     2,679    $       401
                                                =======        =======


DUNKIRK SPECIALTY STEEL SEGMENT

                                                For the Quarter Ended
                                                       March 31,
                                                 2005           2004
                                                -------        -------
NET SALES
Stainless steel                            $    11,842    $      5,448
Tool steel                                         110              86
High-strength low alloy steel                      729             448
High-temperature alloy steel                         -             160
Conversion services                                163              83
Other                                                5              25
                                                -------        --------
                                                12,849           6,250
Intersegment                                       818             495
                                                -------        --------
Total net sales                                 13,667           6,745
Material cost of sales                           7,114           3,477
Operation cost of sales                          3,924           2,737
Selling and administrative expenses                766             497
                                                -------        --------
Operating income                           $     1,863    $         34
                                                =======        ========

                           CONSOLIDATED BALANCE SHEET

                                                 March 31,       December 31,
                                                  2005               2004
                                                  ----               ----
ASSETS
Cash                                         $       833         $        241
Accounts receivable, net                          29,352               24,562
Inventory                                         43,722               38,318
Other current assets                               2,527                3,417
                                              ------------       ------------
Total current assets                              76,434               66,538
Property, plant & equipment, net                  40,195               40,716
Other assets                                         578                  586
                                              ------------       ------------
Total assets                                 $   117,207         $    107,840
                                              ============       ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                             $      16,210       $    11,666
Bank overdrafts                                        954             2,638
Accrued employment costs                             1,977             1,830
Current portion of long-term debt                    2,099             2,044
Other current liabilities                            2,023               442
                                              ------------       -----------

Total current liabilities                           23,263             18,620
Bank revolver                                       10,442              8,635
Long-term debt                                       3,016              3,555
Deferred taxes                                      10,232             10,093
                                              ------------       ------------
Total liabilities                                   46,953             40,903
Stockholders' equity                                70,254             66,937
                                              ------------       ------------
Total liabilities and stockholders' equity    $    117,207       $    107,840
                                              ============       ============

                    CONSOLIDATED STATEMENT OF CASH FLOW DATA
                   For the Three-month Period Ended March 31,

                                                         2005           2004
                                                         ----          ----
Cash flows from operating activities:
  Net income                                          $   2,938    $         227
  Adjustments to reconcile to net cash
    provided by operating activities:
      Depreciation and amortization                         769              786
      Deferred taxes                                        539               21
      Tax benefit from exercise of stock options            115                3
  Changes in assets and liabilities:
      Accounts receivable, net                            (4,790)        (2,535)
      Inventory                                           (5,404)        (6,279)
      Trade accounts payable                               4,544          2,658
      Accrued employment costs                               147            703
      Other, net                                           2,415            427
                                                        ---------     ----------
Cash flow from (due to) operating activities               1,273         (3,989)
                                                        ---------     ----------
Cash flow from investing activities:
  Capital expenditures                                      (584)          (174)
                                                         --------     ----------
Cash flow due to investing activities                       (584)          (174)
                                                         --------     ----------
Cash flows from financing activities:
  Net borrowings under revolving line of credit            1,807            668
  Repayments of long-term debt                              (484)          (498)
  Net change in bank overdrafts                           (1,684)          (272)
  Proceeds from issuance of common stock                     264             42
                                                         --------     ----------
Cash flow from (due to) financing activities                 (97)           (60)
                                                         --------     ----------
    Net cash flow                                     $      592    $    (4,223)
                                                         ========     ==========